POWER OF ATTORNEY


	Know all by these presents, that the
undersigned
hereby constitutes and appoints each of  Curt Hecker, Susan
Pleasant and
Becky Summer, signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the

undersigned, in the undersigned's capacity as an officer, director and/or trustee of  Intermountain Community Bancorp (the "Company"), Forms 3, 4
and
5 in accordance with Section 16(a) of the Securities Exchange Act of
1934
and the rules thereunder;

	(2)	do and perform any and all
acts for and
on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange commission and any stock exchange or similar authority; and

	(3)	take any other
action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

	The
undersigned hereby grants
to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

	This
Power of Attorney shall remain in full
force and effect until the
undersigned is no longer required to file Forms
3, 4 and 5 with respect
to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS
WHEREOF, the undersigned has caused
this Power of Attorney to be executed
as of this 6th day of February 2006.



						Barbara
Strickfaden

CONFIRMING STATEMENT



		This Statement
confirms that the undersigned, Barbara Strickfaden, has authorized and designated Curt Hecker, Susan Pleasant and Becky Summer, signing singly, to execute and file on the undersigned's behalf all Forms
3, 4, and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of

Intermountain Community Bancorp.  The authority of Curt Hecker, Susan

Pleasant and Becky Summer under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his/her ownership of or transactions in securities of Intermountain

Community Bancorp, unless earlier revoked in writing.  The undersigned acknowledges that Curt Hecker, Susan Pleasant and Becky Summer are not assuming any of the undersigned's responsibilities to comply with Section

16 of the Securities Exchange Act of 1934.



Date:
2/6/06
Barbara Strickfaden